Exhibit 10.1

MUTUAL RELEASE AND SETTLEMENT AGREEMENT

THIS MUTUAL RELEASE AND SETTLEMENT AGREEMENT is made and entered into this 30th day of November, 2012, by and between CONSOLIDATED GOLDFIELDS CORPORATION, a Montana corporation (“Goldfields”), TERAS RESOURCES, INC., (“Teras”), and THOMAS CALLICRATE (“Callicrate”), Thomas Callicrate, Trustee of the Barber-Callicrate 2006 Revocable Living Trust (“Trust”), Mountain Gold Exploration, LLC, a Nevada limited liability company (“MGE, LLC”), Mountain Gold Exploration Inc., a Nevada corporation (“MGE, Inc.”), Mountain Gold Claims, LLC, a Nevada series limited liability company (“MGC, LLC”), Mountain Gold Holdings, LLC, a Nevada series limited liability company (“MGH, LLC”) (the Trust, MGE, LLC, MGE, Inc., MGC, LLC and MGH, LLC (collectively and individually “Callicrate Affiliates”) and (individually each a “Callicrate Affiliate”)) This Agreement is intended to effect the full, complete and absolute extinguishment of all obligations, rights, and claims between the aforementioned parties as set forth herein.

RECITALS

A.	In October, 2011, the Board of Directors voted to remove Callicrate as President of Goldfields.

B.	There was a purported Employment Agreement, dated August 6, 2006, as amended on July 3, 2008, between Goldfields and Callicrate, the enforceability of which and effect of which is disputed by Goldfields.

C.	On March 21, 2012, Goldfields filed a lawsuit against Callicrate with regard to the Employment Agreement and Callicrate’s performance.

D.	Goldfields terminated Callicrate effective November 14, 2011.

E.	Goldfields represents that all times during Callicrate’s employment by Goldfields and at all times Callicrate served as a director or officer for Goldfields, Goldfields provided Directors’ and Officers’ Liability Insurance which covered Callicrate.

F.	Goldfields purports it has had a business relationship with Teras, which resulted in distribution of certain Teras shares, including to Callicrate.

G.	There was Consulting Agreement, dated April 1, 2010, between Teras and Mountain Gold Exploration, LLC, (“MGE, LLC”), pursuant to which MGE, LLC served as Vice President of Exploration for Teras. MGE, LLC submitted invoices for compensation due and for reimbursement of reasonable and necessary expenses for services rendered to Teras under the Consulting Agreement in the amount of $24,374.77 USD, which remain unpaid.

H.	Callicrate presently owns shares of Teras stock and Goldfields stock, with such shares having been issued to Callicrate either directly, or to one or more of the Callicrate Affiliates.

I.	The parties have reached an agreement to resolve all the disputes, known or unknown, between them.

WHEREAS, the Parties agree as follows:

1.	The Employment Agreement, dated July 3, 2008, if valid, is hereby terminated in all respects.

2.	The severance payment described in paragraph 2.7 of the Employment Agreement is waived and no severance payment will be made.

3.	Callicrate or Trust made a loan to Goldfields in the amount of Fifty Thousand and No/100 Dollars ($50,000.00) plus accrued interest, with Forty-Two Thousand and No/100 Dollars ($42,500.00) of the principal amount, plus interest, still due and owing.

a.	In complete satisfaction of any obligation to pay the loan and accrued interest, Goldfields agrees to pay Callicrate or Trust in Cash the amount of Forty-Four Thousand one Hundred and 21/100 Dollar ($44,100.21) of Loan #1 principal and accrued interest and Thirty Thousand Seven Hundred Twenty-Nine and 68/100 Dollars ($30,729.68) of Loan #2 principal and accrued interest and a total of 283,334 additional shares of Goldfields stock as of 11/30/2012,

The total Cash amount to be paid is $74,829.89.

The total Goldfields stock to be issued 283,334 shares.

b.	The cash amount to be paid on the following schedule:

(1)	Due on date Settlement Agreement is executed - $14,829.89

(2)	Goldfields agrees to continue to accrue interest on the remaining $60,000.00 until the final payment is completed;

(3)	Monthly payments of $10,000.00 payable on the same day of the month that the Settlement Agreement is signed, for six months for a total of $60,000 plus accrued annual interest at 20% and added to the final sixth payment;

(4)	There will be liquidated damages assessed at the rate of $500.00 for each and every week a monthly payment is late, a payment is made when it is placed in the mail properly addressed via certified mail, return receipt requested.

(5)	An escrow will be created in which unrestricted Teras shares worth $72,000.00 will be deposited with Lane Griffin priced at market on the day the Settlement Agreement is executed. Lane Griffin shall act as escrow agent (the “Escrow Agent”). The shares secure payment of the $60,000.00 plus the possible additional $12,000.00 of liquidated damages. At the end of the six months, after execution of the Settlement Agreement, the balance of cash due shall be paid by Escrow Agent in unrestricted Teras shares valued at the same price as when deposited.

(6)	Within ten days following the due date for the sixth and final payment, the parties shall provide to the Escrow Agent a written summary of cash payments signed by the parties indicating the amount paid, the date of payment, the due date for such payment, any late fees paid and the outstanding balance due and payable (the “Payment Summary”). The Escrow Agent shall then pay Callicrate from the unrestricted Teras shares held in escrow the remaining outstanding balance due and payable and then, if there are any remaining Teras shares, the Escrow Agent shall return any remaining shares to Goldfields. If the Escrow Agent does not receive the Payment Summary within ten days as provided in this section, the Escrow Agent shall interplead the matter to the to the Second Judicial District Court of the State of Nevada, County of Washoe, for determination of ownership of the Teras shares held in escrow.

4.	During the course of his employment, Callicrate deferred salary at various times.

a.	In complete satisfaction of any obligation to pay the deferred salary, Goldfields agrees to pay Callicrate the amount of Two Hundred Seventeen Thousand One Hundred Twenty and No/100 Dollars ($247,120.00).

b.	This amount is payable, in full, with 224,654 Teras shares, nominally priced at $1.10/share.

c.	The parties agree to the nominal share price used to determine the number of shares exchanged for the monetary obligation, regardless of actual prices or values.

d.	The parties agree that the Teras shares to be delivered to Callicrate pursuant to this Settlement Agreement shall be shares of Teras that are owned by Goldfields.

5.	The 224,654 Teras shares can be sold at a maximum rate of 21,500 shares per month, whenever they are sold. If a lesser amount is sold in any month, the maximum amount remains at 21,500 shares sold per month in any subsequent month.

6.	The 224,654 Teras shares shall be unrestricted and shall be allocated into Callicrate’s “Pennaluna” account, which currently is managed by Timothy Major. Any change in management of the account must have Goldfields’ written approval, which such approval shall not be unreasonably withheld.

7.	Goldfields agrees that it shall cause to become unrestricted all Goldfields shares currently owned by Callicrate or any Callicrate Affiliate and any and all future shares issued to Callicrate or any Callicrate Affiliate, within 30 days after receipt of a written request from Callicrate or any Callicrate Affiliate in accordance with Rule 144 governing restricted shares at Goldfields sole costs. If Goldfields files a Registration Statement with the Securities Exchange Commission (SEC), Goldfields shall cause all of Callicrate and Callicrate’s Affiliates Consolidated Goldfields shares be included and unrestricted. Goldfields agrees to furnish and pay for any services (such as legal opinion letters, etc.) necessary to “unrestrict” the shares. At Goldfields’ sole expense, Goldfields shall cause all future shares issued to Callicrate or any Callicrate Affiliate to be “unrestricted” within 30 days of receipt of a written request from Callicrate or any Callicrate Affiliate. Goldfields agrees that if Goldfields fails to cause the shares to become unrestricted within 30 days after receipt of written request from Callicrate or any Callicrate Affiliate as set forth above, Callicrate or any Callicrate Affiliate shall be entitled to equitable relief, including injunctive relief, without a showing of actual damages and specific performance. Such remedies shall not be deemed to be exclusive remedies, but shall be in addition to all other remedies available at law or equity.

8.	Goldfields agrees to assume all obligations and/or responsibilities regarding Callicrate’s personal name, or that of any Callicrate Affiliate, which were used to provide services to Goldfields, including, but not limited to the Cahuilla Project such as the field house rental agreement, utilities, water district usage, etc.

9.	In consideration of the covenants and conditions set forth herein, Goldfields hereby fully and completely releases Callicrate and/or each of the individual Callicrate Affiliates from any and all claims or demands, known or unknown, which Goldfields may have against Callicrate and/or each of the individual Callicrate Affiliates.

10.	In consideration of the covenants and conditions set forth herein, Callicrate and/or each of the individual Callicrate Affiliates hereby fully and completely releases Goldfields from any and all claims or demands, known or unknown, which Callicrate and/or each of the individual Callicrate Affiliates may have against Goldfields.

11.	Teras and/or Goldfields shall cause all Teras shares currently owned by Callicrate or any Callicrate Affiliate (excluding shares described in paragraphs 4, 5 and 6, herein), in the approximate cumulative amount of 896,890 shares, to be made unrestricted as soon as reasonably possible, but in no event shall the shares remain restricted for greater than 60 days from the date of execution of this Agreement. Goldfields agrees that if Goldfields fails to cause the shares to become unrestricted within 60 days as set forth above, Callicrate or any Callicrate Affiliate shall be entitled to equitable relief, including injunctive relief, without a showing of actual damages and specific performance. Such remedies shall not be deemed to be exclusive remedies, but shall be in addition to all other remedies available at law or equity.

a.	None of said shares may be sold until the end of one year from the date this Agreement is executed, unless Teras has a change of control of greater than 10%, in which case the restrictions contained in this section shall not apply and Callicrate or any Callicrate Affiliate, as the case may be, may sell any portion of his/its respective Teras shares at any time.

b.	Until the one year has passed, those shares shall be retained in the “Pennaluna” account, currently managed by Timothy Major, or other Pennaluna broker in Major’s absence.

c.	After one year, Callicrate or any Callicrate Affiliate, as the case may be, will be free to sell the shares, subject to no restrictions.

d.	Sales of these shares do not count against the maximum described in paragraph 4.

e.	Teras agrees to furnish and pay for any services (such as legal opinion letters, etc.) necessary to “unrestrict” the shares.

f.	At Teras’ sole expense, Teras shall cause all future shares issued to Callicrate or any Callicrate Affiliate to be “unrestricted” within 60 days of receipt of a written request from Callicrate or any Callicrate Affiliate.

12.	As of the date of this Settlement Agreement, Peter Leger has not been paid on invoices for consulting work submitted to Consolidated Goldfields Corporation and Tom Callicrate has not been paid on invoices for consulting work submitted to Teras Resources, Inc. The parties agree that the invoices will not be paid in the future. Any amounts allegedly owed to Tom Callicrate arising out of the consulting agreement between Callicrate and Teras is hereby waived and agreed to be extinguished.

13.	In consideration of the payment of cash and stock described herein and the other covenants and conditions, Callicrate has executed the Confidentiality and Non-Disclosure Agreement attached hereto, incorporated by reference and made a part of this Agreement.

14.	For a period of one (1) year following the date of this Agreement, Callicrate and Callicrate Affiliates shall not explore or acquire, by any means, any precious metal interests within one (1) mile from the exterior boundaries of any of the properties controlled, claimed, held or owned by Goldfields on the date of this Agreement without Goldfields prior written consent, which Goldfields may withhold in its sole and exclusive discretion. Said properties are specifically described in Exhibit A to the Confidentiality Agreement.

15.	If any party incurs legal fees and costs enforcing this Agreement, prevailing party shall be entitled to an award of their reasonable attorney’s fees and expenses, including but not limited to, costs described in NRS 18.005.

16.	The parties agree that this Agreement may be enforceable by required Specific Performance including injunctive relief.

17.	The Introductory paragraph of this document and Recitals of this Agreement are hereby incorporated herein and made a part of this Agreement by this reference as though set forth in full.

18.	This Agreement constitutes the complete and final resolution and settlement of all issues, disputes or agreements, known or unknown, between the parties. Each party agrees to take the risk that there may be some other issue or dispute with the other party that is unknown at this time, but is nevertheless finally resolved by this Agreement.

19.	Indemnification.

A.	Indemnification of Callicrate by Goldfields.

(1)         Third Party Proceedings. Goldfields shall indemnify Callicrate if Callicrate is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative or investigative, except an action by or in the right of Goldfields, by reason of the fact that Callicrate is or was a director, officer, employee or agent of Goldfields at any time or is or was serving at the request of Goldfields as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by Callicrate in connection with such action, suit or proceeding if Callicrate acted in good faith and in a manner Callicrate reasonably believed to be in or not opposed to the best interests of Goldfields. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Callicrate did not act in good faith and in a manner which Callicrate reasonably believed to be in or not opposed to the best interests of Goldfields.

(2)         Proceedings by or in the Right of Goldfields. Goldfields shall indemnify Callicrate if Callicrate was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Goldfields to procure a judgment in its favor by reason of the fact that Callicrate is or was a director, officer, employee or agent of Goldfields, or is or was serving at the request of Goldfields as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by Callicrate in connection with the defense or settlement of the action or suit if Callicrate acted in good faith and in a manner Callicrate reasonably believed to be in or not opposed to the best interests of Goldfields. Indemnification may not be made for any claim, issue or matter as to which Callicrate shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to Goldfields for amounts paid in settlement to Goldfields, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, Callicrate is fairly and reasonably entitled to indemnity for expenses as the court deems proper.

B.	Expenses; Indemnification Procedure.

(1)         Advancement of Expenses. Goldfields shall advance all expenses incurred by Callicrate in connection with the investigation, defense, settlement or appeal of any civil action or proceeding referenced in Section 19.A(1) or (2) hereof. Callicrate hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Callicrate is not entitled to be indemnified by Goldfields as authorized hereby. The advances to be made hereunder shall be paid by Goldfields to Callicrate within twenty (20) days following delivery of a written request therefor by Callicrate to Goldfields.

(2)         Notice/Cooperation by Callicrate. Callicrate shall, as a condition precedent to his right to be indemnified under this Agreement, give Goldfields notice in writing as soon as practicable of any claim made against Callicrate for which indemnification will or could be sought under this Agreement. Notice to Goldfields shall be directed to the President of Goldfields at the address shown in this section below (or such other address as Goldfields shall designate in writing to Callicrate). Notice shall be deemed received three (3) business days after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise notice shall be deemed received when such notice shall actually be received by Goldfields. In addition, Callicrate shall give Goldfields such information and cooperation as it may reasonably require and as shall be within Callicrate’s power.

Marc Andrews, President

Consolidated Goldfields Corporation

1575 Delucchi Lane - Suite 115
Reno, Nevada 89502

(3)         Procedure. Any indemnification provided for in Section 19.A shall be made no later than forty-five (45) days after receipt of the written request of Callicrate. If a claim under this Agreement, under any statute, or under any provision of Goldfields’ (or any predecessor entity to Goldfields) Articles of Incorporation or Bylaws providing for indemnification, is not paid in full by Goldfields within forty-five (45) days after a written request for payment thereof has first been received by Goldfields, Callicrate may, but need not, at any time thereafter bring an action against Goldfields to recover the unpaid amount of the claim and Callicrate shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that Callicrate has not met the standards of conduct which make it permissible under applicable law for Goldfields to indemnify Callicrate for the amount claimed, but the burden of proving such defense shall be on Goldfields, and Callicrate shall be entitled to receive interim payments of expenses pursuant to Subsection B(1) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if Goldfields contests Callicrate’s right to indemnification, the question of Callicrate’s right to indemnification shall be for the court to decide, and neither the failure of Goldfields (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of Callicrate is proper in the circumstances because Callicrate has met the applicable standard of conduct required by applicable law, nor an actual determination by Goldfields (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) that Callicrate has not met such applicable standard of conduct, shall create a presumption that Callicrate has or has not met the applicable standard of conduct.

(4)         Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section B(2) hereof, Goldfields has director and officer liability insurance in effect, Goldfields shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. Goldfields shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Callicrate, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(5)         Selection of Counsel. In the event Goldfields shall be obligated under Section B(1) hereof to pay the expenses of any proceeding against Callicrate, Goldfields, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Callicrate, which approval shall not be unreasonably withheld, upon the delivery to Callicrate of written notice of its election so to do. After delivery of such notice, approval of such counsel by Callicrate and the retention of such counsel by Goldfields, Goldfields will not be liable to Callicrate under this Agreement for any fees of counsel subsequently incurred by Callicrate with respect to the same proceeding, provided that (a) Callicrate shall have the right to employ his counsel in any such proceeding at Callicrate’s expense; and (b) if (1) the employment of counsel by Callicrate has been previously authorized by Goldfields, (2) Callicrate shall have reasonably concluded that there may be a conflict of interest between Goldfields and Callicrate in the conduct of any such defense of (3) Goldfields shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Callicrate’s counsel shall be at the expense of Goldfields.

C.	Additional Indemnification Rights; Non Exclusivity.

(1)         Scope. Notwithstanding any other provision of this Agreement, Goldfields hereby agrees to indemnify Callicrate to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, Goldfields’ (or any predecessor to Goldfields) Articles of Incorporation, Goldfields’ (or any predecessor to Goldfields) Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a Montana corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Callicrate’s rights and Goldfield’s obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Nevada corporation to indemnify a member of its Board of Directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

20.	The parties hereto acknowledge that each party has participated in making this agreement and no presumption against either party in the interpretation of this agreement shall be made. Each party has been represented by the counsel of their choice.

21.	The determination that any covenant, agreement, condition or provision of this Agreement is invalid shall not affect the enforceability of the remaining covenants, agreements, conditions or provisions hereof and, in the event of any such determination, this Agreement shall be construed as if such invalid covenant, agreement, condition or provision were not included herein.

22.	This Agreement and the attached Confidentiality and Non-Disclosure Agreement contains the entire agreement among and between the parties hereto, and the terms of this Agreement are contractual and not a mere recital. The parties further declare that this entire Agreement has been carefully read, that the contents thereof are fully known and understood, that the same is signed as the free and voluntary act of the parties, and that it is each of the parties' express intention to and they hereby do waive, release and discharge any and all claims or causes of action of whatsoever character against each of the other parties, known or unknown. Each and every of the parties’ agents, officers, directors, managers, members, shareholders, employees, representatives, successors and assigns, are fully and legally bound by this Agreement and released from any claims as though they were a party hereto.

23.	In consideration of the covenants and conditions set forth herein, Callicrate and/or each of the Callicrate Affiliates hereby fully and completely release Teras from any and all claims or demands, known or unknown, which Callicrate and/or each of the Callicrate Affiliates may have against Teras.

24.	In consideration of the covenants and conditions set forth herein, Teras hereby fully and completely releases Callicrate and/or each of the individual Callicrate Affiliates from any and all claims or demands, known or unknown, which Teras may have against Callicrate and/or each of the Callicrate Affiliates.

25.	In consideration of the covenants and conditions set forth herein, Goldfields hereby fully and completely releases Callicrate and/or each of the individual Callicrate Affiliates from any and all claims or demands, known or unknown, which Goldfields may have against Callicrate and/or each of the Callicrate Affiliates

26.	This Agreement is governed exclusively by Nevada law and the exclusive jurisdiction for resolution of any disputes arising out of this agreement, or any other dispute between the parties, shall be in Washoe County, Nevada.

27.	This Agreement may be executed in any number of counterparts, each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute one Agreement.

IN WITNESS WHEREOF, the parties hereto execute this Mutual Release and Settlement Agreement on the date listed-above.

CONSOLIDATED GOLDFIELDS
CORPORATION, a Montana corporation
			By:	/s/ Thomas Callicrate
By:	/s/ Marc J. Andrews			Thomas Callicrate
Marc J. Andrews
	Its:	President/CEO, Director

	TERAS RESOURCES, INC.			BARBER-CALLICRATE 2006
REVOCABLE LIVING TRUST
By:	/s/ Peter Leger
	Peter Leger		By:	/s/ Thomas Callicrate
	Its:	President		Thomas Callicrate, Trustee

	ESCROW AGENT			MOUNTAIN GOLD HOLDINGS,
By:	/s/ Lane A. Griffin			LLC, a Nevada Series limited liability company
Lane A. Griffin
			By:	/s/ Thomas Callicrate
Thomas Callicrate, Manager

MOUNTAIN GOLD EXPLORATION, LLC, a Nevada limited liability company

By:	/s/ Thomas Callicrate
Thomas Callicrate, Manager

MOUNTAIN GOLD CLAIMS, LLC, a Nevada limited liability company

By:	/s/ Thomas Callicrate
Thomas Callicrate, Manager

MOUNTAIN GOLD EXPLORATION INC., a Nevada corporation

By:	/s/ Thomas Callicrate
Thomas Callicrate, President

Approved as to form and content:

	WOODBURN AND WEDGE		Hoffman, Test, Guinan & Collier

By:	/s/ W. Chris Wicker	By:	/s/ John A. Collier
	W. Chris Wicker		John A. Collier, Esq.
	Nevada Bar No. 1037		Nevada Bar No. 4570
	6100 Neil Road, Suite 500		429 W. Plumb Lane
	Reno, NV 89511		Reno, NV 89509
	(775) 688-3000		(775) 322-4081
	Attorneys for		Attorney for Thomas
	Consolidated		Callicrate and each of
	Goldfields Corp.		the callicrate affiliates

Confidentiality and non disclosure Agreement

THIS CONFIDENTIALITY AND NON DISCLOSURE AGREEMENT (“Confidentiality Agreement”) is made and entered into this ____ day of November 2012, by and between CONSOLIDATED GOLDFIELDS CORPORATION, a Montana corporation (“Goldfields”), and THOMAS CALLICRATE (“Callicrate”). This Agreement is intended to affect the full, complete and absolute confidentiality of Goldfields’ confidential information.

RECITALS

A.	This Agreement is a part of and incorporated into the Mutual Release and Settlement Agreement executed concurrently herewith between the parties, including but not limited to, the mutual consideration to the parties.

B.	Goldfields and Callicrate have knowledge of, possess certain data and/or hold rights pertaining to the Property, described below, herein after referred to as (“Confidential Information”) and is more completely described below in Exhibit A.

NOW, THEREFORE the parties agree as follows:

1.	“Property” herein shall mean, be defined and include all lands, mining claims, any and all rights, titles and interests that Goldfields has an interest in at the immediate time of execution of this Agreement. The Property shall include any and all adjacent lands, public or private lands, mining claims, mining rights and any and all surface and mineral rights, titles and interests within a one (1)-mile boundary of the existing claims Goldfields controls upon execution of this Agreement (the “AOI”). The “Property” and the 1-mile AOI is specifically described in Exhibit A attached hereto.

2.	“Confidential Information” herein shall mean and include all communications, whether in person, by electronic form, telecommunications, mail, or delivered or revealed in any means of data owned, controlled, possessed, or if Callicrate has knowledge of or possesses or controls certain oral, written and digital confidential, privileged, and proprietary information, data and materials of technical, economical, legal and political nature that relate to the Property, including but not limited to geological, geochemical, geophysical analysis, compilations, interpretation and studies, land status investigations and title work, reports, calculations, opinions, maps, charts, documents, photographs, digital images and data, surface, subsurface or drill core and any and all samples or any observations and notes made by Callicrate during site visits and any and all other information and materials prepared, written, printed digital, photographic, and other property information made available or generated, collected, acquired by Callicrate of whatsoever nature related to the Property as of the effective date of this Confidentiality Agreement, including all copies thereof made by Callicrate.

3.	The obligations and terms of this Confidentiality Agreement shall be binding for one (1) year and shall terminate one (1) year from the effective date of this Confidentiality Agreement. Such obligations shall not apply to those portions of the Confidential Information which is: (a) information Callicrate can show was in his possession prior to the date of his first employment with Goldfields; (b) information which at the date hereof is publicly available; (c) information which after the date hereof becomes published data available through no fault of Callicrate; (d) information which is required to be disclosed by either party by a court or securities exchange.

4.	Goldfields agrees that Callicrate can retain any and all Confidential Information Callicrate generated, provided, etc., while working for Goldfields which includes data from Callicrate’s files.

5.	While this agreement is in effect, Callicrate agrees not to use any of the Confidential Information for any purpose other than for legal purposes, without the consent of Goldfields, and Callicrate agrees not to disclose, share, provide or allow use of the Confidential Information by any person, firm or corporation without written authorization from the Officers of the Company.

6.	In the event Callicrate becomes legally compelled by deposition, interrogatory, request for documents, subpoena or similar process to disclose any of the Confidential Information, Callicrate shall provide Goldfields 10-days prior written notice of such requirement so that Goldfields may seek a protective order or other appropriate remedy. In the event such protective order or other remedy is not obtained, Callicrate agrees to furnish only that portion of the Confidential Information that Callicrate is legally required to furnish and to exercise his best efforts to obtain assurance that confidential treatment will be accorded with the Confidential Information.

7.	With respect to any right, title and/or interest in or to any portion of the Property, more specifically described in Exhibit “A” of this Agreement, Callicrate will not contact, negotiate, attempt to acquire or acquire by any methods or means whatsoever, including but not limited to locating mining claims, rental, trade, lease, joint venture, purchase or any type of transaction otherwise, directly or indirectly, with any and all individuals, owners, companies, corporations or any business entity of any portion or all interests in the Property, more specifically described in Exhibit “A” of this Agreement for a period of one (1) year from the effective date of this Agreement, other than by written agreement with Goldfields.

8.	Attached hereto as Exhibit “A” is a list of the properties subject to this Confidentiality Agreement and Non-Compete Agreement.

IN WITNESS WHEREOF, the parties hereto execute this Mutual Release and Settlement Agreement on the date listed-above.

CONSOLIDATED GOLDFIELDS CORPORATION, a Montana corporation

By:		By:
Thomas Callicrate
Its:

Approved as to form and content:

	WOODBURN AND WEDGE		Hoffman, Test, Guinan &
Collier

By:		By:
	W. Chris Wicker		John A. Collier, Esq.
	Nevada Bar No. 1037		Nevada Bar No. 4570
	6100 Neil Road, Suite 500		429 W. Plumb Lane
	Reno, NV 89511		Reno, NV 89509
	(775) 688-3000		(775) 322-4081
	Attorneys for Consolidated		Attorney for Thomas Callicrate
Goldfields corporation

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